Exhibit 10.2

STREETERVILLE CAPITAL, LLC

June 2, 2026

Solowin Holdings

Attn: Ling Ngai Lok

Room 1910-1912A, Tower 3, China Hong Kong City

33 Canton Road, Tsim Sha Tsui, Kowloon

Hong Kong

Re: Funding of Additional Pre-Paid Purchase

Dear Mr. Lok:

This letter agreement (this “Letter Agreement”) is entered into by and between Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and Solowin Holdings, an exempted company incorporated under the laws of the Cayman Islands with limited liability (“Company”), in connection with that certain Securities Purchase Agreement dated February 9, 2026 between Company and Investor (the “Purchase Agreement”). Company has requested that Investor fund $6,000,000.00 for the purchase of Pre-Paid Purchase #2 (“PPP #2”) pursuant to the Purchase Agreement. The Company hereby agrees to sell, issue and deliver to Investor 1,000,000 Class A Shares (as defined in the Purchase Agreement) for a purchase price of $0.0001 per share (the “Additional Pre-Delivery Shares”) within five (5) business days following the execution of this Letter Agreement. Investor has agreed to purchase PPP #2 upon satisfaction of certain conditions set forth below. Accordingly, Investor and Company hereby agree as follows:

1. PPP #2. Investor agrees to fund $6,000,000.00 to Company for the purchase of PPP #2 in substantially the form attached hereto as Exhibit A upon satisfaction of each of the following conditions:

(a)	The Additional Pre-Delivery Shares must be issued and delivered to Investor’s designated brokerage account within five (5) business days of execution of this Letter Agreement.

(b)	Company shall have filed a prospectus supplement to its Form F-3 shelf registration statement (No. 333-282552) (the “Shelf Registration Statement”) registering the Additional Pre-Delivery Shares and all Purchase Shares (as defined in the Pre-Paid Purchases) purchasable under PPP #2, and delivered to Investor any legal opinions deemed necessary by Investor to trade the Purchase Shares and Additional Pre-Delivery Shares under such prospectus supplement.

(c)	Vast Space Limited shall have executed and delivered a Letter Agreement in substantially the form attached hereto as Exhibit B.

2. Earnout Payments. Until such time as all Pre-Paid Purchases (as defined in the Purchase Agreement) have been paid in full and the Purchase Agreement has been terminated, Company shall not directly or indirectly make, permit, authorize, accelerate, compromise, settle, offset, exchange, restructure or otherwise transfer any value in respect of the earnout to Vast Space Limited owed in connection with the AlloyX Limited Share Purchase Agreement dated August 11, 2025.

3. Additional Pre-Delivery Shares. The Additional Pre-Delivery Shares will be subject to the same terms and provisions governing the Pre-Delivery Shares (as defined in the Purchase Agreement) set forth in Section 10 of the Purchase Agreement.

4. Breaches. Any breach or default by Company of any term or provision of this Letter Agreement will be deemed a Trigger Event (as defined in the Pre-Paid Purchases) under all outstanding Pre-Paid Purchases.

5. Conflict. In the event of a conflict between the terms and conditions contained in this Letter Agreement and those contained in any other agreement or document related to the Purchase Agreement or any Pre-Paid Purchase, the terms and conditions contained herein shall control.

6. Governing Law; Arbitration Provisions. The internal laws of the State of Utah (irrespective of its conflict of law principles) will govern the validity of this Letter Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. This Letter Agreement will be subject to the Arbitration Provisions (as defined in the Purchase Agreement).

Assignment; Binding upon Successors and Assigns. Company may not assign any of its rights or obligations hereunder without the prior written consent of Investor. This Letter Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Letter Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

9. Amendment and Waivers. Any term or provision of this Letter Agreement may be amended and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the parties hereto. The waiver by either party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

10. Entire Agreement. This Letter Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

11. Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Letter Agreement may be executed by electronic signature, which shall be considered legally binding for all purposes.

12. Further Assurances. Each party to this Letter Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Letter Agreement.

13. Waiver of Jury Trial. EACH PARTY TO THIS LETTER AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS LETTER AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, ANY ADDITIONAL INVESTMENT DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, Investor and Company have duly executed and delivered this Letter Agreement to be effective as of the date first set forth above.

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:	/s/ John Fife
John Fife, President

ACCEPTED AND AGREED:

COMPANY:

SOLOWIN HOLDINGS

By:	/s/ Ling Ngai Lok
Ling Ngai Lok, Chief Executive Officer

[Signature Page to Letter Agreement]